Exhibit 99.1

PennyMac Financial Services, Inc. Reports Second Quarter 2024 Results and Increases Quarterly Dividend

WESTLAKE VILLAGE, Calif. – July 23, 2024 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $98.3 million for the second quarter of 2024, or $1.85 per share on a diluted basis, on revenue of $406.1 million. Book value per share increased to $71.76 from $70.13 at March 31, 2024.

PFSI’s Board of Directors declared a second quarter cash dividend of $0.30 per share, a 50 percent increase from the prior quarter, payable on August 23, 2024, to common stockholders of record as of August 13, 2024.

Second Quarter 2024 Highlights

•	Pretax income was $133.9 million, up from $43.9 million in the prior quarter and $72.9 million in the second quarter of 2023

•	Production segment pretax income was $41.3 million, up from $35.9 million in the prior quarter and $24.4 million in the second quarter of 2023

o	Total loan acquisitions and originations, including those fulfilled for PennyMac Mortgage Investment Trust (NYSE: PMT), were $27.2 billion in unpaid principal balance (UPB), up 25 percent from the prior quarter and 9 percent from the second quarter of 2023

o	Broker direct interest rate lock commitments (IRLCs) were $4.3 billion in UPB, up 28 percent from the prior quarter and 52 percent from the second quarter of 2023

o	Consumer direct IRLCs were $2.7 billion in UPB, up 25 percent from the prior quarter and second quarter of 2023

o	Government correspondent IRLCs totaled $11.1 billion in UPB, up 31 percent from the prior quarter and 3 percent from the second quarter of 2023

o	Conventional correspondent IRLCs for PFSI’s account totaled $9.9 billion in UPB, up 15 percent from the prior quarter and 32 percent from the second quarter of 2023

o	Correspondent acquisitions of conventional conforming and jumbo loans fulfilled for PMT were $2.2 billion in UPB, up 26 percent from the prior quarter and down 26 percent from the second quarter of 2023

•	Servicing segment pretax income was $88.5 million, compared to $4.9 million in the prior quarter and $46.5 million in the second quarter of 2023

o	Pretax income excluding valuation-related items and non-recurring items was $149.0 million, up 20 percent from the prior quarter due to higher net loan servicing fees, higher earnings from placement fees on custodial balances, and lower operating expenses

o	Valuation-related and non-recurring items included:

–	$99.4 million in mortgage servicing rights (MSR) fair value gains, before recognition of realization of cash flows, more than offset by $171.8 million in hedging losses

–	Non-recurring, non-cash gain of $12.5 million related to a transaction within our closing services joint venture in our servicing segment

•	Net impact on pretax income related to these items was $(59.9) million, or $(0.82) in diluted earnings per share

–	$0.6 million provision for losses on active loans

o	Servicing portfolio grew to $632.7 billion in UPB, up 2 percent from March 31, 2024, and 10 percent from June 30, 2023 driven by production volumes which more than offset prepayment activity

•	Investment Management segment pretax income was $4.0 million, up from $3.1 million in the prior quarter and $2.0 million in the second quarter of 2023

o	Net assets under management (AUM) were $1.9 billion, essentially unchanged from March 31, 2024, and June 30, 2023

•	Issued $650 million of senior unsecured notes due in November 2030 at attractive terms and subsequently paid down short-term secured borrowings

“PennyMac Financial generated strong earnings in the second quarter with an annualized operating return on equity of 16 percent,” said Chairman and CEO David Spector. “Given our continued strong financial results, I am pleased to note that PFSI’s Board of Directors approved a quarterly common cash dividend of $0.30 per share from $0.20 per share, an increase of 50 percent. Our large and growing servicing business continues to drive revenue and cash flow in this higher interest rate environment and notably, our per loan servicing expenses were at record low levels as we continue to leverage our proprietary technology and operational scale. In the second quarter, total acquisition and origination volumes were $27 billion, up 25 percent from the prior quarter, driving continued growth of our servicing portfolio to more than $630 billion in unpaid principal balance at quarter-end.”

Mr. Spector continued, “While our financial performance in recent periods has been strong, I continue to believe Pennymac’s best days are yet ahead. This quarter we successfully raised $650 million in unsecured senior notes at attractive terms, further strengthening our balance sheet and demonstrating our strong access to capital and liquidity. In this higher interest rate environment, we have gained considerable market share in our purchase-focused correspondent and broker-direct lending channels, and with nearly $115 billion in UPB of the loans in our servicing portfolio carrying a note rate greater than 6 percent, our consumer direct lending channel will have a tremendous opportunity to provide our customers with lower mortgage rates when interest rates decline. Our multi-channel approach to loan production drives strong competitive advantages for us and with our balanced business model, we remain one of the best-positioned in the industry to drive continued growth and financial returns.”

The following table presents the contributions of PennyMac Financial’s segments to pretax income:

	Quarter ended June 30, 2024
	Mortgage Banking			Investment
	Production	Servicing	Total	Management	Total

	(in thousands)
Revenues
Net gains on loans held for sale at fair value	$154,317	$21,747	$176,064	$-	$176,064
Loan origination fees	42,075	-	42,075	-	42,075
Fulfillment fees from PMT	4,427	-	4,427	-	4,427
Net loan servicing fees	-	167,604	167,604	-	167,604
Management fees	-	-	-	7,133	7,133
Net interest income (expense):
Interest income	84,613	116,119	200,732	79	200,811
Interest expense	83,376	124,495	207,871	-	207,871
	1,237	(8,376)	(7,139)	79	(7,060)
Other	509	13,250	13,759	2,125	15,884
Total net revenues	202,565	194,225	396,790	9,337	406,127
Expenses	161,286	105,685	266,971	5,302	272,273
Income before provision for income taxes	$41,279	$88,540	$129,819	$4,035	$133,854

Production Segment

The Production segment includes the correspondent acquisition of newly originated government- insured and certain conventional conforming loans for PennyMac Financial’s own account, fulfillment services on behalf of PMT and direct lending through the consumer direct and broker direct channels, including the underwriting and acquisition of loans from correspondent sellers on a non-delegated basis.

PennyMac Financial’s loan production activity for the quarter totaled $27.2 billion in UPB, $25.0 billion of which was for its own account and $2.2 billion of which was fee-based fulfillment activity for PMT. Correspondent locks for PFSI and direct lending IRLCs totaled $28.0 billion in UPB, up 24 percent from the prior quarter and 20 percent from the second quarter of 2023.

Production segment pretax income was $41.3 million, up from $35.9 million in the prior quarter and $24.4 million in the second quarter of 2023. Production segment revenue totaled $202.6 million, up 10 percent from the prior quarter and 19 percent from the second quarter of 2023. The increase from the prior quarter was primarily due to higher volumes across all channels, and the increase from the second quarter of 2023 was primarily due to higher overall volumes and higher margins in the direct lending channels.

The components of net gains on loans held for sale are detailed in the following table:

	Quarter ended
	June 30, 2024	March 31, 2024	June 30, 2023

	(in thousands)
Receipt of MSRs	$541,207	$412,520	$562,523
Mortgage servicing rights recapture payable to PennyMac Mortgage Investment Trust	(473)	(353)	(509)
Provision for representations and warranties, net	(53)	(632)	(1,131)
Cash loss, including cash hedging results	(321,270)	(158,971)	(308,199)
Fair value changes of pipeline, inventory and hedges	(43,347)	(90,123)	(111,265)
Net gains on loans held for sale	$176,064	$162,441	$141,419
Net gains on loans held for sale by segment:
Production	$154,317	$141,431	$126,249
Servicing	$21,747	$21,010	$15,170

PennyMac Financial performs fulfillment services for certain conventional conforming and jumbo loans acquired by PMT from non-affiliates in its correspondent production business. These services include, but are not limited to, marketing, relationship management, correspondent seller approval and monitoring, loan file review, underwriting, pricing, hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.

Fees earned from the fulfillment of correspondent loans on behalf of PMT totaled $4.4 million in the second quarter, up 10 percent from the prior quarter and down 19 percent from the second quarter of 2023. The increase from the prior quarter was primarily due to higher volumes acquired for PMT’s account. In the third quarter, PMT expects to retain approximately 30 to 50 percent of total conventional correspondent production, an increase from 18 percent in the second quarter.

Net interest income in the second quarter totaled $1.2 million, down from $2.0 million in the prior quarter. Interest income totaled $84.6 million, up from $63.9 million in the prior quarter, and interest expense totaled $83.4 million, up from $61.9 million in the prior quarter, both primarily due to higher average balance of loans held for sale and the associated financing during the quarter.

Production segment expenses were $161.3 million, up 8 percent from the prior quarter and 10 percent from the second quarter of 2023, both primarily due to higher overall volumes.

Servicing Segment

The Servicing segment includes income from owned MSRs and subservicing. The total servicing portfolio grew to $632.7 billion in UPB at June 30, 2024, an increase of 2 percent from March 31, 2024, and 10 percent from June 30, 2023. PennyMac Financial’s owned MSR portfolio grew to $402.6 billion in UPB, up 4 percent from March 31, 2024, and 18 percent from June 30, 2023. PennyMac Financial subservices $230.2 billion in UPB for PMT.

The table below details PennyMac Financial’s servicing portfolio UPB:

	June 30, 2024	March 31, 2024	June 30, 2023

	(in thousands)
Prime servicing:
Owned
Mortgage servicing rights and liabilities
Originated	$379,882,952	$364,441,567	$319,257,805
Purchased	16,568,065	17,051,740	18,474,265
	396,451,017	381,493,307	337,732,070
Loans held for sale	6,108,082	5,111,719	4,250,706
	402,559,099	386,605,026	341,982,776
Subserviced for PMT	230,170,703	230,809,585	234,463,739
Total prime servicing	632,729,802	617,414,611	576,446,515
Special servicing - subserviced for PMT	8,810	9,427	12,780
Total loans serviced	$632,738,612	$617,424,038	$576,459,295

Servicing segment pretax income was $88.5 million, up from $4.9 million in the prior quarter and $46.5 million in the second quarter of 2023. Servicing segment net revenues totaled $194.2 million, up from $111.6 million in the prior quarter and $156.4 million in the second quarter of 2023.

Revenue from net loan servicing fees totaled $167.6 million, up from $101.0 million in the prior quarter and $146.1 million in the second quarter of 2023. Loan servicing fees were $440.7 million, up from $424.2 million in the prior quarter primarily due to growth in PFSI’s owned portfolio, reduced by $200.7 million in realization of cash flows. Net valuation related declines were $72.4 million, down from $124.7 million in the prior quarter. MSR fair value gains, before realization of cash flows, were $99.4 million and hedging losses were $171.8 million driven by high hedge costs and significant interest rate volatility during the quarter.

The following table presents a breakdown of net loan servicing fees:

	Quarter ended
	June 30, 2024	March 31, 2024	June 30, 2023

	(in thousands)
Loan servicing fees	$440,696	$424,184	$356,471
Changes in fair value of MSRs and MSLs resulting from:
Realization of cash flows	(200,740)	(198,564)	(174,162)
Change in fair value inputs	99,425	169,979	118,905
Hedging losses	(171,777)	(294,645)	(155,136)
Net change in fair value of MSRs and MSLs	(273,092)	(323,230)	(210,393)
Net loan servicing fees	$167,604	$100,954	$146,078

Servicing segment revenue included $21.7 million in net gains on loans held for sale related to early buyout loans (EBOs), up slightly from the prior quarter and up from $15.2 million in the second quarter of 2023. These EBOs are previously delinquent loans that were brought back to performing status through PennyMac Financial’s successful servicing efforts.

Net interest expense totaled $8.4 million, compared to $11.5 million in the prior quarter and $5.1 million in the second quarter of 2023. Interest income was $116.1 million, up from $92.4 million in the prior quarter due to increased earnings from placement fees on custodial balances. Interest expense was $124.5 million, up from $103.9 million in the prior quarter due to higher average balances of debt outstanding during the quarter.

Servicing segment expenses totaled $105.7 million, down slightly from $106.7 million in the prior quarter.

Investment Management Segment

PennyMac Financial manages PMT for which it earns base management fees and may earn incentive compensation. Net AUM were $1.9 billion as of June 30, 2024, essentially unchanged from March 31, 2024 and June 30, 2023.

Pretax income for the Investment Management segment was $4.0 million, up from $3.1 million in the prior quarter and $2.0 million in the second quarter of 2023. Base management fees from PMT were $7.1 million, essentially unchanged from the prior quarter and second quarter of 2023. No performance incentive fees were earned in the first quarter.

The following table presents a breakdown of management fees:

	Quarter ended
	June 30, 2024	March 31, 2024	June 30, 2023

	(in thousands)
Management fees:
Base	$7,133	$7,188	$7,078
Performance incentive	-	-	-
Total management fees	$7,133	$7,188	$7,078

Net assets of PennyMac Mortgage Investment Trust at quarter end	$1,939,869	$1,958,914	$1,931,496

Investment Management segment expenses totaled $5.3 million, down from $6.3 million in the prior quarter and $7.5 million in the second quarter of 2023.

Consolidated Expenses

Total expenses were $272.3 million, up from $261.8 million in the prior quarter primarily due to increased production segment expenses due to higher volumes.

Taxes

PFSI recorded a provision for tax expense of $35.6 million, resulting in an effective tax rate of 26.6 percent.

***

Management’s slide presentation and accompanying material will be available in the Investor Relations section of the Company’s website at pfsi.pennymac.com after the market closes on Tuesday, July 23, 2024. Management will also host a conference call and live audio webcast at 5:00 p.m. Eastern Time to review the Company’s financial results. The webcast can be accessed at pfsi.pennymac.com, and a replay will be available shortly after its conclusion.

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market. Founded in 2008, the company is recognized as a leader in the U.S. residential mortgage industry and employs approximately 3,900 people across the country. For the twelve months ended June 30, 2024, PennyMac Financial’s production of newly originated loans totaled $101 billion in unpaid principal balance, making it a top lender in the nation. As of June 30, 2024, PennyMac Financial serviced loans totaling $633 billion in unpaid principal balance, making it a top five mortgage servicer in the nation. Additional information about PennyMac Financial Services, Inc. is available at pfsi.pennymac.com.

Media	Investors
Lauren Padilla	Kevin Chamberlain
mediarelations@pennymac.com	Isaac Garden 805.225.8224
PFSI_IR@pennymac.com
818.224.7028

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, our financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “project,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: interest rate changes; changes in real estate values, housing prices and housing sales; changes in macroeconomic and U.S. real estate market conditions; the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our business; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; our dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; the licensing and operational requirements of states and other jurisdictions applicable to our business, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights; our substantial amount of indebtedness; increases in loan delinquencies, defaults and forbearances; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant contributor to our mortgage banking business; maintaining sufficient capital and liquidity and compliance with financial covenants; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of fail to meet certain criteria; our obligation to indemnify PMT if our services fail to meet certain criteria or characteristics or under other circumstances; investment management and incentive fees; conflicts of interest in allocating our services and investment opportunities among us and our advised entities; our ability to mitigate cybersecurity risks, cyber incidents and technology disruptions; the effect of public opinion on our reputation; our exposure to risks of loss and disruptions in operations resulting from severe weather events, man-made or other natural conditions, climate change and pandemics; our ability to effectively identify, manage and hedge our credit, interest rate, prepayment, liquidity and climate risks; our initiation or expansion of new business activities or strategies; our ability to detect misconduct and fraud; our ability to pay dividends to our stockholders; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward- looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

The press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as pretax income excluding valuation-related items and operating net income that provide a meaningful perspective on the Company’s business results since the Company utilizes this information to evaluate and manage the business. Non-GAAP disclosures have limitations as an analytical tool and should not be viewed as a substitute for financial information determined in accordance with GAAP.

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30, 2024	March 31, 2024	June 30, 2023

	(in thousands, except share amounts)
ASSETS
Cash	$595,336	$927,394	$1,532,399
Short-term investment at fair value	188,772	69	8,088
Principal-only stripped mortgage-backed securities at fair value	914,223	524,576	-
Loans held for sale at fair value	6,238,959	5,200,350	4,270,494
Derivative assets	145,887	108,987	85,517
Servicing advances, net	414,235	499,955	500,122
Mortgage servicing rights at fair value	7,923,078	7,483,210	6,510,585
Investment in PennyMac Mortgage Investment Trust at fair value	1,031	1,101	1,011
Receivable from PennyMac Mortgage Investment Trust	29,413	30,835	25,046
Loans eligible for repurchase	4,560,058	4,401,896	4,401,098
Other	566,573	623,368	650,108
Total assets	$21,577,565	$19,801,741	$17,984,468

LIABILITIES
Assets sold under agreements to repurchase	$6,408,428	$5,435,354	$3,780,524
Mortgage loan participation purchase and sale agreements	511,837	363,798	505,712
Notes payable secured by mortgage servicing assets	1,723,144	1,972,020	2,472,726
Unsecured senior notes	3,160,226	2,521,031	1,781,756
Derivative liabilities	18,830	40,784	22,039
Mortgage servicing liabilities at fair value	1,708	1,732	1,940
Accounts payable and accrued expenses	294,812	263,338	334,234
Payable to PennyMac Mortgage Investment Trust	100,220	127,993	123,287
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	26,099	26,099	26,099
Income taxes payable	1,082,397	1,047,337	1,026,147
Liability for loans eligible for repurchase	4,560,058	4,401,896	4,401,098
Liability for losses under representations and warranties	28,688	29,976	30,146
Total liabilities	17,916,447	16,231,358	14,505,708

STOCKHOLDERS' EQUITY
Common stock—authorized 200,000,000 shares of $0.0001 par value; issued and outstanding 51,017,418, 50,907,865, and 49,857,588 shares, respectively	5	5	5
Additional paid-in capital	30,053	27,179	-
Retained earnings	3,631,060	3,543,199	3,478,755
Total stockholders' equity	3,661,118	3,570,383	3,478,760
Total liabilities and stockholders’ equity	$21,577,565	$19,801,741	$17,984,468

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Quarter ended
	June 30, 2024	March 31, 2024	June 30, 2023

	(in thousands, except per share amounts)
Revenues
Net gains on loans held for sale at fair value	$176,064	$162,441	$141,419
Loan origination fees	42,075	36,371	38,968
Fulfillment fees from PennyMac Mortgage Investment Trust	4,427	4,016	5,441
Net loan servicing fees:
Loan servicing fees	440,696	424,184	356,471
Change in fair value of mortgage servicing rights and mortgage servicing liabilities	(101,315)	(28,585)	(55,257)
Mortgage servicing rights hedging results	(171,777)	(294,645)	(155,136)
Net loan servicing fees	167,604	100,954	146,078
Net interest expense:
Interest income	200,811	156,426	172,952
Interest expense	207,871	165,769	178,642
	(7,060)	(9,343)	(5,690)
Management fees from PennyMac Mortgage Investment Trust	7,133	7,188	7,078
Other	15,884	4,033	3,253
Total net revenues	406,127	305,660	336,547
Expenses
Compensation	141,956	146,376	136,982
Technology	35,690	35,967	35,244
Loan origination	40,270	30,568	31,646
Servicing	22,920	16,104	14,652
Professional services	9,404	9,262	17,888
Occupancy and equipment	7,893	8,676	10,066
Marketing and advertising	5,445	3,671	5,578
Other	8,695	11,153	11,574
Total expenses	272,273	261,777	263,630
Income before provision for income taxes	133,854	43,883	72,917
Provision for income taxes	35,596	4,575	14,667
Net income	$98,258	$39,308	$58,250
Earnings per share
Basic	$1.93	$0.78	$1.17
Diluted	$1.85	$0.74	$1.11
Weighted-average common shares outstanding
Basic	50,955	50,547	49,874
Diluted	53,204	53,100	52,264
Dividend declared per share	$0.20	$0.20	$0.20

PENNYMAC FINANCIAL SERVICES, INC. RECONCILIATION OF

GAAP NET INCOME TO OPERATING NET INCOME AND ANNUALIZED OPERATING RETURN ON EQUITY

Quarter ended
June 30, 2024
(in thousands, except annualized operating return on equity)
Net income	$98,258
Increase in fair value of MSRs and MSLs due to changes in valuation inputs used in the valuation model	(99,425)
Hedging losses associated with MSRs	171,777
Non-recurring items	(12,484)
Adjustments	$59,868
Tax impacts of adjustments(1)	16,075
Operating net income	$142,051
Average stockholders' equity	$3,614,238
Annualized operating return on equity	16%

(1) Assumes a tax rate of 26.85%